UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2008

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29230	51-0350842
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

622 Broadway, New York, New York	10012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (646) 536-2842

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                          Regulation FD Disclosure

                On April 16, 2008, Strauss Zelnick, Executive Chairman of Take-Two Interactive Software, Inc. (the “Company”) and Ben Feder, Chief Executive Officer of the Company, distributed an email to the employees of the Company regarding the annual meeting to be held on April 17, 2008.

                A copy of the email sent to Company employees is furnished with this Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01.                                          Other Events

Maulano Complaint

                On April 11, 2008, Michael Maulano, an alleged stockholder of the Company, filed in the Supreme Court of the State of New York, County of New York, a purported class action complaint on behalf of himself and all others similarly situated, against the Company and the eight current members of its Board of Directors.

                The plaintiff contends that the members of the Company’s Board of Directors breached their fiduciary duties by, among other things, allegedly refusing to explore premium offers by Electronic Arts Inc. (“EA”) to acquire all of the Company’s shares, enacting a By-law amendment allegedly designed to entrench the current Board of Directors, approving an amendment to a management agreement with ZelnickMedia Corporation allegedly designed to entrench the Company’s management, adopting the stockholders rights plan allegedly to thwart EA’s tender offer, and issuing a proxy statement and response to EA’s offer that allegedly contained misleading and incomplete information.  The plaintiff’s complaint seeks declaratory relief, preliminary and permanent injunctive relief, damages, and reasonable attorneys’ fees and litigation expenses.  The Company and its Board of Directors believe these claims lack merit, and intend vigorously to defend against them.

                The complaint does not seek to enjoin or delay the annual meeting of stockholders to be held on Thursday, April 17, 2008.

Annual Meeting

                On April 16, 2008, the Company issued a press release stating that it has not received any stockholder proposals ahead of the annual meeting to be held on April 17, 2008.

                A copy of this press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Second Request

                On March 14, 2008, in connection with the unsolicited conditional tender offer commenced by a wholly-owned subsidiary of EA for all of the issued and outstanding shares of common stock of the Company, the Federal Trade Commission (the “FTC”) contacted the Company and made an informal request for information.  The Company voluntarily cooperated with the FTC’s request.  At the expiration of the FTC’s initial review period, on April 16, 2008 the Company received a Request for Additional Information and Documentary Material (a “Second Request”) from the FTC in connection with the FTC’s review of EA’s tender offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).  The effect of the Second Request is to extend the waiting period imposed by the HSR Act until 10 days after EA and the Company have substantially complied with such request, unless that period is extended voluntarily by EA or terminated sooner by the FTC. The Company intends to cooperate fully with the FTC in connection with the Second Request.

                Further, on April 11, 2008, the German Federal Cartel Office made an inquiry in connection with its review of the competition issues related to the EA tender offer.  The Company intends to fully cooperate with the German Federal Cartel Office in connection with its inquiry.

Item 9.01.                                          Financial Statements and Exhibits

(d)                                 Exhibits:

99.1	Email from the Executive Chairman and Chief Executive Officer to Take-Two Interactive Software, Inc. Employees dated April 16, 2008

99.2	Press Release entitled “Take-Two Interactive Software, Inc. Does Not Receive Stockholder Proposals Ahead of Annual Meeting” issued April 16, 2008 by Take-Two Interactive Software, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
(Registrant)

By:	/s/ Daniel P. Emerson
Daniel P. Emerson
Vice President, Associate General Counsel and Secretary

Date:  April 16, 2008

EXHIBIT INDEX

Exhibit
99.1	Email from the Executive Chairman and Chief Executive Officer to Take-Two Interactive Software, Inc. Employees dated April 16, 2008

99.2	Press Release entitled “Take-Two Interactive Software, Inc. Does Not Receive Stockholder Proposals Ahead of Annual Meeting” issued April 16, 2008 by Take-Two Interactive Software, Inc.